UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 18, 2017

ENERGY TRANSFER EQUITY, L.P.
(Exact name of Registrant as specified in its charter)

Delaware	001-32740	30-0108820
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

8111 Westchester Drive, Suite 600
Dallas, Texas 75225
(Address of principal executive offices, including zip code)

(214) 981-0700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On October 18, 2017, Energy Transfer Equity, L.P. (the “Partnership”) amended its existing senior secured term loan agreement (the “Amendment”) to reduce the applicable margin for LIBOR rate loans from 2.75% to 2.00% and for base rate loans from 1.75% to 1.00%.
In connection with the Amendment, the Partnership prepaid a portion of amounts outstanding under the senior secured term loan agreement.
The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 10.1 hereto.

Item 9.01.	Financial Statements and Exhibits.

Exhibit Number	Description

10.1*
Amendment No. 1 to Senior Secured Term Loan Agreement, dated October 18, 2017 among Energy Transfer Equity, L.P., ETE Common Holdings, LLC, ETE Services Company, LLC, Energy Transfer Partners, L.L.C., Credit Suisse AG, Cayman Islands Branch, as administrative agent, and the other lenders party thereto.

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Energy Transfer Equity, L.P.
By: LE GP, LLC, its general partner

Date: October 23, 2017	/s/ John W. McReynolds John W. McReynolds President